Exhibit 99

WELLS FARGO MORTGAGE BACKED SECURITIES 2003-1
TRUST                                                       Deutsche Bank [LOGO]
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WELLS FARGO MORTGAGE BACKED SECURITIES 2003-1 TRUST
Computational Materials: Term Sheet
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                           $500,000,000 (Approximate)

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                              Transaction Overview
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Prepayment Pricing Speed:       o  300 PSA

Settlement Date:                o  2/28/03

Rating Agencies                 o  Expected 1 of 3

Master Servicer:                o  Wells Fargo Bank Minnesota, National
                                   Association

Subservicers:                   o  Wells Fargo Home Mortgage, Inc., and one or
                                   more other servicers approved by the Master
                                   Servicer

Trustee:                        o  Wachovia Bank, National Association
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                               Collateral Summary
Summary Characteristics
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Product                              Fixed-Rate Jumbo 15 year
Amount                               $500,000,000 (+/- 5%)
Gross WAC                            5.86% (+/- 5 bps)
WAC Range                            <=250 bps
Servicing Fee                        0.25%
WAM                                  178 (+/- 2) months
Weighted Average LTV                 57.0% (max +5%)
Average Balance                      $490,000 (max $525k)
Full Documentation                   65% (min -5%)
Single Family Detached               93% (min -5%)
Primary Residence                    96% (min -5%)
Uninsured > 80% LTV                  0% (max 1%)
% State Concentration                35% California (max 40%)
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                                                          SUBORDINATION %***
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                                                      CLASS %
         Seniors                     1.30%            98.7%
           B-1                       0.60%            0.70%
           B-2                       0.40%            0.20%
           B-3                       0.25%            0.15%
           B-4                       0.15%            0.10%
           B-5                       0.10%            0.05%
           B-6                       0.00%            0.10%
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*** PLEASE NOTE, SUBORDINATION LEVELS ARE SUBJECT TO CHANGE BASED ON RATING
AGENCY APPROVAL


FOR ADDITIONAL INFORMATION PLEASE CALL:
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Greg Lippmann                        212-469-7730
Jordan Milman                        212-469-7730



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This information is furnished to you solely by the Underwriter and not by the
Issuer of the securities or any of its affiliates. The Underwriter is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or the underlying assets, the information contained in the final offering document for the proposed transaction).